Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EFC Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report), Barrett J. O’Connor, Chief Executive Officer of the Company, and Eric J. Wedeen, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ Barrett J. O’Connor
Barrett J. O’Connor
Chief Executive Officer
August 12, 2004

By:	/s/ Eric J. Wedeen
Eric J. Wedeen
Chief Financial Officer
August 12, 2004

A signed original of this written statement required by Section 906 has been provided to EFC Bancorp, Inc. and will be retained by EFC Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.